Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
8001 Aerial Center Parkway	Fax: 919 379 4346
Post Office Box 2009	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE

Pyxus International, Inc. Announces Comprehensive Agreement to Deleverage Balance

Sheet and Position Company for Long-Term Growth

Prepackaged Plan Expected to Reduce Debt by More than $400 Million

Secures Commitment of $206.7 Million in Debtor-in-Possession Financing

Company Voluntarily Commences Prepackaged Chapter 11 Proceedings in the U.S.

Bankruptcy Court for the District of Delaware to Implement Restructuring

Operations Will Continue Without Interruption and With No Expected Impact to Customers,

Vendors or Employees

MORRISVILLE, N.C., June 15, 2020 – Pyxus International, Inc. (“Pyxus” or “the Company”) (NYSE: PYX), a global value-added agricultural company, announced today that it and its subsidiaries, Alliance One International, LLC, Alliance One North America, LLC, Alliance One Specialty Products, LLC and GSP Properties, LLC, filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware as part of a “prepackaged” Chapter 11 case (the “Chapter 11 Cases”).

In connection with the filing, the Company entered into a Restructuring Support Agreement (“RSA”) with note holders holding more than 92% in principal amount of the Company’s first lien notes and more than 67% in principal amount of its second lien notes. In addition, the Company’s receivables financing lenders and certain key foreign lenders have granted waivers and amendments under their respective facilities, demonstrating significant global financial support for the Company.

Under the terms of the RSA, Pyxus’ second lien note holders will convert approximately $635 million of the Company’s debt into equity or cash, and its first lien note holders will, among other things, extend the maturity date of their existing notes by four years. To implement the financial restructuring contemplated under the RSA, the Company commenced solicitation of a prepackaged Chapter 11 Plan of Reorganization (the “Prepack Plan”) and thereafter filed for Chapter 11 to restructure its debt and delever its balance sheet. The Prepack Plan contemplates that all outstanding shares of Pyxus common stock and rights to acquire Pyxus common stock will be cancelled and each holder of outstanding Pyxus common stock will be entitled to receive its ratable share of $1,000,000 in cash provided that such holder does not opt out of the third-party releases contained in the Prepack Plan or object to the Prepack Plan.

The Chapter 11 process does not include the Company’s international subsidiaries or affiliates and Pyxus anticipates continuing to operate its world-wide operations in the ordinary course during the proceeding as it restructures its balance sheet. The terms of the restructuring contemplate paying, among others, all vendors and foreign lenders, in full.

In addition, Pyxus has secured commitments for a $206.7 million Debtor-in-Possession financing facility (“DIP Facility”) from certain existing note holders. Proceeds from the DIP Facility will be used to refinance the Company’s existing asset-based revolver, for working capital and general corporate purposes, and to pay expenses incurred in connection with the Chapter 11 Cases. Subject to Court approval, the DIP Facility, combined with the Company’s projected cash flows, are expected to provide liquidity to support its operations during the restructuring process, allowing the Company to emerge with a strengthened balance sheet to complement its operations and future growth plans.

“This agreement with our noteholders represents a significant milestone in the ongoing process to transform our business as we continue to focus on driving long-term, sustainable growth and greater efficiency,” said Pieter Sikkel, Pyxus’ President and CEO. “We will continue to provide our customers with the quality products and services they are accustomed to without interruption and work with our business partners throughout the Court-supervised process. We also expect there will be no impact to vendors. As we look to quickly re-emerge from this process, we expect to be a stronger company, better able to execute on our long-term strategy and positioned for long-term growth and success.”

For additional information about Pyxus’ restructuring, including access to court filings and other documents related to the Court-supervised process, please visit https://cases.primeclerk.com/Pyxus/.

Simpson Thacher & Bartlett LLP is serving as legal counsel, and Lazard and RPA Advisors are serving as financial advisors to Pyxus.

About Pyxus International, Inc.

Pyxus International, Inc. (NYSE: PYX) is a global agricultural company with more than 145 years of experience delivering value-added products and services to businesses, customers and consumers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable agricultural and consumer-driven products and ingredients. For more information, visit www.pyxus.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results may differ materially from those currently anticipated, expected or projected. The following factors, among others, could cause actual results to differ from those expressed or implied by the forward-looking statements:

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risks and uncertainties relating to the Chapter 11 Cases, including but not limited to: the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases and approval of requisite stakeholders and confirmation by the Bankruptcy Court of the Prepack Plan, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of Bankruptcy Court rulings in the Chapter 11 Cases, the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue its business strategies while the Chapter 11 Cases are pending, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the likelihood of the cancellation of the Company’s common stock in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel, whether the Company’s leaf tobacco customers, farmers and other suppliers might lose confidence in the Company’s ability to reorganize its business successfully and may seek to establish alternative commercial relationships, whether, as a result of the Chapter 11 Cases, foreign lenders that have provided short-term operating credit lines to fund leaf tobacco operations at the local level may lose confidence in the Company and cease to provide such funding, and uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern;

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risk and uncertainties related to the Company’s leaf tobacco operations, including changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, changes in relevant capital markets affecting the terms and availability of short-term seasonal financing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, changes in tax laws and regulations or the interpretation of tax laws and regulations, resolution of tax matters, adverse weather conditions, the impact of disasters or other unusual events affecting international commerce, and changes in costs incurred in supplying products and related services;

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risks and uncertainties related to the COVID-19 pandemic, including possible delays in shipments of leaf tobacco, including from the closure or restricted activities at ports or other channels, disruptions to the Company’s operations or the operations of suppliers and customers resulting from restrictions on the ability of employees and others in the supply chain to travel and work, border closures, determinations by the Company or shippers to temporarily suspend operations in affected areas, whether the Company’s operations that have been classified as “essential” under various governmental orders restricting business activities will continue to be so classified or, even if so classified, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations at any of the Company’s facilities to be halted for some period of time, negative consumer purchasing behavior with respect to our products or the products of our leaf tobacco customers during periods of government mandates restricting activities imposed in response to the COVID-19 pandemic, and the extent to which the impact of the COVID-19 pandemic on the Company’s operations and the demand for its products may not coincide with impacts experienced in the United States due to the international scope of the Company’s operations, including in emerging markets that may have only recently experienced COVID-19 outbreaks; and

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risks and uncertainties related to the Company’s new business lines, including with respect to the impact of regulation associated with new business lines, including the risk of obtaining anticipated regulatory approvals for cannabis products in Canada and for nicotine e-liquids products in the United States, uncertainties regarding the regulation of the production and distribution of industrial hemp products and continued compliance with applicable regulatory requirements, uncertainties with respect to the development of the industries and markets of the new business lines, consumer acceptance of products offered by the new business lines, uncertainties with respect to the timing and extent of geographic and product-line expansion, the impact of increasing competition in the new business lines, uncertainties regarding the viability of facilities expansions, the possibility of delays in the completion of facilities expansions and uncertainties regarding the potential production yields of new or expanded facilities, as well as the progress of legalization of cannabis for medicinal and adult recreational uses in other jurisdictions.

A further list and description of these risks, uncertainties and other factors can be found in the “Risk Factors” section of the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2019, in Part II, Item 1A “Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2019, September 30, 2019 and December 31, 2019 and in the Company’s other filings with the Securities and Exchange Commission (the “SEC”) which are available at the SEC’s Internet site (http://www.sec.gov). Pyxus does not undertake to update any forward-looking statements made in this press release to reflect any change in management’s expectations or any change in the assumptions or circumstances on which such statements are based, except as required by law.